UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2005

TELECOMM SALES NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1167966	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Skye Source, LLC,
8621 Gleneagles Drive
Raleigh, NC 27613
(Address of Principal Executive Offices/Zip Code)

(919) 846-3990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an Agreement and Plan of Merger dated as of November 11, 2005 (the “Merger Agreement”), by and among Telecomm Sales Network, Inc. (“Telecomm” or the “Company”), TSN Acquisition Corporation (“TAC”), an indirect wholly owned subsidiary of Telecomm, and EnviroSystems, Inc. (“EnviroSystems”), TAC will merge with and into EnviroSystems, with EnviroSystems as the surviving corporation (the “Merger”). The closing of the Merger is subject to the satisfaction of certain conditions including, but not limited to (i) approval of the terms of the Merger by the California Department of Corporations, (ii) approval of the Merger by the holders of EnviroSystems common stock and preferred stock and (iii) completion by Telecomm of a private placement of 4,250,000 shares of common stock at a price of $2.00 per share for aggregate gross proceeds of $8,500,000 (the “Offering”). No assurances can be given when, if ever, the Merger and/or the Offering will close.

Upon closing of the Merger and the Offering (the “Closing”), holders of the outstanding shares of Telecomm common stock (the “Telecomm Common Stock”), immediately prior to the Closing will own approximately 33% of the outstanding Telecomm Common Stock, the EnviroSystems preferred shareholders will own approximately 40% of the outstanding Telecomm Common Stock and the purchasers in the Offering will own approximately 27% of the outstanding Telecomm Common Stock.

All shares of Telecomm Common Stock to be issued to the EnviroSystems shareholders in the Merger will be subject to a lock-up and held in escrow (the “Escrow Shares”) for a period equal to the longer of 12 months following the Closing and 9 months after the effective date of a registration statement covering the resale of the shares of Telecomm Common Stock sold in the Offering, provided, that such lock-up period shall not exceed the date 15 months from the Closing. The Escrow Shares will be used to secure indemnification obligations of EnviroSystems shareholders to the Company under the Merger Agreement.

EnviroSystems is a privately held, Nevada corporation that manufactures products using nano-emulsion technology that include a line of hospital-grade cleansing and disinfecting liquids and wipes that reduce the spread of infectious disease without adverse effects to people, equipment or the environment. EnviroSystems' products are sold into the healthcare, aviation, government and marine industry segments.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1
Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOMM SALES NETWORK, INC.

Date: November 17, 2005	By:	/s/ William Sarine
William Sarine,
President

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EXHIBIT INDEX

Exhibit Number	Description
99.1
Agreement and Plan of Merger, dated as of November 11, 2005 by and between Telecomm, TSN Acquisition Corporation and EnviroSystems, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-K. Telecomm Sales Network, Inc. agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

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